Exhibit 32

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Regal Entertainment Group, a Delaware corporation (the “Company”), each hereby certifies that, to his/her knowledge on the date hereof:

(a) the Form 10-K/A Amendment No. 1 of the Company for the fiscal year ended January 1, 2015, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ AMY E. MILES
Amy E. Miles
Chief Executive Officer
March 25, 2015

/s/ DAVID H. OWNBY
David H. Ownby
Chief Financial Officer
March 25, 2015